                                                      Registration No. 333-26581


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                      ----------------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                      ----------------------------------

                           P. H. GLATFELTER COMPANY
    -----------------------------------------------------------------------
              (Exact name of issuer as specified in its charter)


         Pennsylvania                                   23-0628360
-------------------------------           ------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)


       Spring Grove, Pennsylvania                          17362
---------------------------------------                -------------
(Address of Principal Executive Offices)                 (Zip Code)


                           P. H. Glatfelter Company
                              401(k) Savings Plan
                           ------------------------
                           (Full title of the plan)


                           Robert S. Wood, Secretary
                              228 S. Main Street
                            Spring Grove, PA  17362
                            -----------------------
                    (Name and address of agent for service)

                                (717) 225-4711
        ---------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                  Copies to:
                         Morris Cheston, Jr., Esquire
                       Ballard Spahr Andrews & Ingersoll
                        1735 Market Street - 51st Floor
                       Philadelphia, Pennsylvania  19103

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. - INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

          The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 by P.H. Glatfelter Company (the "Company") (File No. 1-3560) and by the P.H. Glatfelter Company 401(K) Savings Plan are incorporated herein by reference:

               (a) The Annual Report of the Company on Form 10-K for the year ended December 31, 1996.

               (b) The Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1997.

               (c) Current Reports of the Company on Form 8-K dated January 27, 1997 and January 30, 1997.

               (d) The Annual Report of the P.H. Glatfelter Company 401(K) Savings Plan on Form 11-K for the year ended December 31, 1995.

          Each document filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.

          In addition, the Registration Statement on Form S-8, Reg. No. 333-26581 for the P. H. Glatfelter Company 401(K) Savings Plan filed with the Securities and Exchange Commission is incorporated herein by reference.

Item 4.-  DESCRIPTION OF SECURITIES
          -------------------------

Common Stock
------------

          Holders of Common Stock, $.01 par value, are entitled to one vote per share and to vote cumulatively for directors. Therefore, each shareholder is entitled to cast as many votes in the election of directors as shall be equal to the number of shares of Common Stock held by such shareholder on the record date, multiplied by the number of directors to be elected. Under the Company's Bylaws, the directors are divided into three classes, two classes consisting of four directors each and one class consisting of three directors. As a result of the classified Board, a shareholder will need to own a greater number of shares in order to be assured of electing a director than would be necessary if the Board were not classified. Holders of Common Stock do not have pre-emptive rights.

          The Common Stock is junior in all respects to the Company's Preferred Stock, par value $50. The Common Stock is entitled to dividends as declared by the Board of Directors and may be repurchased by the Company, subject to the satisfaction of dividend and sinking fund requirements with respect to outstanding Preferred Stock. There are currently no outstanding shares of Preferred Stock.

          The Transfer Agent and Registrar for the Common Stock is currently American Stock Transfer & Trust Company. The Common Stock of the Company is currently traded on the American Stock Exchange.

          On June 20, 1997, there were 120,000,000 authorized shares of Common Stock of the Company and 42,102,543 outstanding shares of Common Stock.

Item 8.-  EXHIBITS
          --------

     4.1 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form S-8, Reg. No. 33-54409)

     4.2 Articles of Incorporation as amended by resolution adopted February 9, 1994 (incorporated by reference to Exhibit 3(c) to the Company's Form 10-K for the year ended December 31, 1993)

     4.3 P. H. Glatfelter Company 401(k) Savings Plan (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8, Reg. No. 33-62331)

     4.4 Amendment No. 1 to the P.H. Glatfelter Company 401(k) Savings Plan (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-8, Reg. No. 333-26581)

     5 Opinion of Ballard Spahr Andrews & Ingersoll (incorporated by reference to Exhibit 5 to the Company's Registration Statement on Form S-8, Reg. No. 333-26581)

     15   Letter re unaudited interim financial information

     23.1 Consent of Deloitte & Touche LLP

     23.2 Consent of Ballard Spahr Andrews & Ingersoll (incorporated by reference to Exhibit 23.2 to the Company's Registration Statement on Form S-8, Reg. No. 333-26581)

     24 Power of Attorney (incorporated by reference to Exhibit 24 to the Company's Registration Statement on Form S-8, Reg. No. 333-26581)

          The Company has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made all changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES
                                   ----------


          The Registrant.  Pursuant to the requirements of the Securities Act of
          --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Spring Grove, Commonwealth of Pennsylvania, on June 25, 1997.


                                              P. H. GLATFELTER COMPANY


June 25, 1997                                 By: /s/ R. P. Newcomer
                                                  ------------------------------
                                                  R. P. Newcomer
                                                  Senior Vice President
                                                  and Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                   Title                        Date
---------                   -----                        ----

                       *    Chairman, President,      June 25, 1997
-------------------------   Chief Executive
T. C. Norris                Officer and Director


                       *    Senior Vice President     June 25, 1997
-------------------------   and Director
G. H. Glatfelter II


/s/ R. P. Newcomer          Senior Vice President     June 25, 1997
-------------------------   and Chief Financial
R. P. Newcomer              Officer


                       *    Comptroller               June 25, 1997
-------------------------
C. M. Smith


                       *    Director                  June 25, 1997
-------------------------
R. E. Chappell


                       *    Director                  June 25, 1997
-------------------------
N. DeBenedictis


                       *    Director                  June 25, 1997
-------------------------
G. H. Glatfelter


                       *    Director                  June 25, 1997
-------------------------
R. S. Hillas


                       *    Director                  June 25, 1997
-------------------------
M. A. Johnson II


                       *    Director                  June 25, 1997
-------------------------
R. W. Kelso


                       *    Director                  June 25, 1997
-------------------------
P. R. Roedel


                       *    Director                  June 25, 1997
-------------------------
J. M. Sanzo


                       *    Director                  June 25, 1997
-------------------------
R. L. Smoot

* By: /s/ R. P. Newcomer
      ----------------------
   R. P. Newcomer
   Attorney-in-Fact

     The Plan.  Pursuant to the requirements of the Securities Act of 1933, the
     --------
trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Spring Grove, Commonwealth of Pennsylvania, on June 25, 1997.


                                       P. H. GLATFELTER COMPANY
                                       401(K) SAVINGS PLAN

                                       By: /s/ R. P. Newcomer
                                           ---------------------------------
                                           R. P. Newcomer
                                           Chairman
                                           Employee Benefits Committee

                                 EXHIBIT INDEX



EXHIBIT NO.                               DESCRIPTION
-----------                               -----------

     4.1 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form S-8, Reg. No. 33-54409)

     4.2 Articles of Incorporation as amended by resolution adopted February 9, 1994 (incorporated by reference to Exhibit 3(c) to the Company's Form 10-K for the year ended December 31, 1993)

     4.3 P. H. Glatfelter Company 401(k) Savings Plan (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8, Reg. No. 33-62331)

     4.4 Amendment No. 1 to the P.H. Glatfelter Company 401(k) Savings Plan (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-8, Reg. No. 333-26581)

     5 Opinion of Ballard Spahr Andrews & Ingersoll (incorporated by reference to Exhibit 5 to the Company's Registration Statement on Form S-8, Reg. No. 333-26581)

     15        Letter re unaudited interim financial information

     23.1      Consent of Deloitte & Touche LLP

     23.2 Consent of Ballard Spahr Andrews & Ingersoll (incorporated by reference to Exhibit 23.2 to the Company's Registration Statement on Form S-8, Reg. No. 333-26581)

     24 Power of Attorney (incorporated by reference to Exhibit 24 to the Company's Registration Statement on Form S-8, Reg. No. 333-26581)